UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 11, 2013 (June 7, 2013)

Date of Report (Date of earliest event reported)

HARTE-HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 McAllister Freeway, Suite 610

San Antonio, Texas  78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2013, Harte-Hanks, Inc. (the “Company”) announced that Robert A. Philpott would succeed Larry D. Franklin as the Company’s President and Chief Executive Officer, effective July 1, 2013.  Mr. Philpott has also been elected as a class III director as of July 1, 2013, and will stand for election at the Company’s 2014 annual stockholders meeting.  Mr. Franklin will continue as a director and consultant to the Company, and Christopher M. Harte has been elected as Chairman of the Company’s Board of Directors (the “Board”), also effective July 1, 2013.

Robert A. Philpott

Mr. Philpott, age 52, is a career marketing executive and has held senior leadership roles in Europe, Asia and the Americas.  Mr. Philpott was most recently a member of the board of directors of Aegis Group PLC, from 2010 through 2012, and Chief Executive Officer of Synovate, a global market research firm.  He joined Synovate in 1997, and after progressing through several operating positions was appointed Chief Executive Officer in 2009; he left Synovate in 2011 after its sale to Ipsos SA.

On June 8, 2013, the Company entered into an employment agreement with Mr. Philpott (the “Employment Agreement”), effective July 1, 2013 (the “Effective Date”), which provides, among other things, for the following:  (i) a base salary of $700,000 per year, subject to an annual review and adjustment process; (ii) participation in an annual incentive plan as established by the Board, with a target annual incentive equal to 100% of his base salary, and a maximum potential annual incentive equal to 200% of his base salary, subject to achievement of performance goals established by the Company’s Compensation Committee each year; (iii) eligibility for the Company’s bonus restricted stock program, allowing him to receive 125% of the value of up to 30% (per his election) of his annual incentive earned for a calendar year in the form of restricted shares vesting after one year; (iv) an automobile allowance of $1,325 per month; (v) participation in the Company’s non-qualified deferred compensation plan and as a vested participant in the Company’s non-qualified pension restoration plan; (vi) eligibility for Company-paid salary continuation benefits consisting of 10 annual payments of $90,000 each over the 10-year period following death while employed; (vii) eligibility for future long-term equity incentive plan awards in accordance with the Company’s then-applicable compensation practices for executives; (viii) reimbursement of up to $10,000 in legal fees incurred by him for review and negotiation of the Employment Agreement; and (ix) other benefits generally available to the Company’s employees, such as health insurance and 401(k) matching payments.  For 2013, the performance goals applicable to Mr. Philpott’s annual incentive will be those established by the Board as part of its January 2013 compensation determinations, and the annual incentive earned will be pro-rated to reflect his employment date, but will not be less than $250,000.

Mr. Philpott will also be granted the following equity awards on July 3, 2013 (or two days after the Effective Date, if later) which are inducement awards approved by the Board pursuant to the award agreements filed herewith:  (i) non-qualified stock options to purchase 400,000 shares of the Company’s common stock, with an exercise price equal to the closing market price per share of the Company’s common stock on the trading day preceding the grant date, which vest in four equal installments on the first four anniversaries of the grant date and expire on the tenth anniversary of the grant date; (ii) 100,000 shares of restricted common stock of the Company, which vest in three equal installments on the first three anniversaries of the grant date and for which he will be entitled to receive dividends as declared by the Board; and (iii) a performance unit award which has a maximum payout of 150,000 shares of the Company’s common stock (112,500 shares at target performance level), which vests on February 5, 2016 to the extent that performance criteria established by the Company’s Compensation Committee are met.

Mr. Philpott will also receive reimbursement of up to 12 months of temporary housing expenses (not to exceed $3,000 per month) at a location proximate to one of the Company’s significant business operations.  Mr. Philpott is not required to relocate his primary personal residence; however, if, during the first 30 months of his tenure with the Company, he establishes a primary personal residence within 30 miles of a location at which the Company has significant business operations, then the Company will reimburse him for half of the amount of any loss he incurs on the sale of his current primary personal residence, not to exceed $250,000.

The Employment Agreement has a three-year term, and automatically renews for successive one-year terms thereafter unless notice of non-renewal is given by either party at least 90 days in advance.  The Employment Agreement further provides that if Mr. Philpott’s employment is terminated (i) by the Company other than for cause, death or disability (each as defined therein), (ii) by him for good reason (as defined therein), or (iii) by the Company through non-renewal, then:  (A) the Company shall pay him a lump sum of 200% of his base salary at the annual rate in effect as of the termination date (or as of a date prior to any reduction not consented to by him); (ii) for up to 18 months, the Company will reimburse him for healthcare coverage as then elected to the extent such costs exceed his employee contribution prior to the termination date; and (iii) all outstanding, unvested shares of time vesting restricted common stock of the Company held by him shall automatically become fully vested.

The Employment Agreement also provides that if, during the 24 month period after a change in control of the Company (as defined therein), Mr. Philpott’s employment is terminated (i) by the Company other than for cause, death or disability (each as defined therein), (ii) by him for good reason (as defined therein), or (iii) by the Company through non-renewal, then he would be entitled to severance compensation in a lump sum cash amount equal to 300% of the sum of (A) his annual base salary in effect immediately prior to the change in control or termination date, whichever is larger, plus (B) the average of his annual incentive compensation actually received for the two fiscal years preceding the change in control or termination date, whichever is larger. In addition, Mr. Philpott would receive a cash payment sufficient to cover health insurance premiums for a period of 24 months.  Upon a change in control, all unvested options, restricted stock and performance units previously granted to Mr. Philpott would immediately vest.  If any amounts that become payable to Mr. Philpott would constitute “parachute payments” under Section 280G of the Internal Revenue Code, then Mr. Philpott will either receive the full amount of the payments due or an amount of those payments that would not exceed 2.99 times his “base amount” within the meaning of Section 280G of the Internal Revenue Code, whichever would yield the greatest net after-tax amount.

In addition to confidentiality and non-disclosure covenants and a mutual non-disparagement covenant, the Employment Agreement provides for two-year non-competition and non-solicitation covenants (each of which may be extended in some circumstances when severance payments are made), as well as a clawback provision applicable to incentive compensation within the meaning of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations promulgated thereunder, including any applicable stock exchange rules.  The Company has also agreed to enter into its standard form of indemnification agreement with Mr. Philpott.

There are no other arrangements or understandings between Mr. Philpott and any other person pursuant to which he was selected as an officer or director. Mr. Philpott does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Philpott has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Retirement of Larry D. Franklin

On June 7, 2013, the Company entered into a Retirement & Consulting Agreement (the “Retirement Agreement”) with Mr. Franklin.  Subject to certain termination rights of both Mr. Franklin and the Company, the Retirement Agreement provides that he will continue in his current position through June 30, 2013, after which he will retire from the Company, although he will be available to provide consulting services to the Company for a one-year consulting period as requested by the Board or Mr. Philpott and, as stated above, he will continue as a member of the Board.  Under the Retirement Agreement, Mr. Franklin will resign as a director on or before December 31, 2013.

Under the Retirement Agreement:  (i) the Company will pay to Mr. Franklin on January 3, 2014, a fee of $1,000,000; (ii) Mr. Franklin shall be entitled to receive a pro-rated annual bonus for calendar year 2013 based on the achievement of pre-established performance objectives (with the Compensation Committee’s determination of achievement to exclude the expenses associated with the transactions described in this Current Report); (iii) for a period of up to 18 months, the Company will reimburse Mr. Franklin for healthcare coverage as then elected to the extent such costs exceed his employee contribution prior to his retirement date; (iv) on June 30, 2013, all shares of restricted common stock held by Mr. Franklin shall vest; (v) Mr. Franklin’s outstanding stock options shall continue to vest and be exercisable until the tenth anniversary of the grant date, notwithstanding the end of his employment; (vi) Mr. Franklin’s outstanding performance unit awards shall remain outstanding and vest in accordance with their terms based upon the Company’s performance; and (vii) Mr. Franklin shall be entitled to standard non-employee director compensation for so long as he continues as a director.  In addition to the foregoing, in the event of a change in control (as defined therein) or Mr. Franklin’s death or disability (as defined therein) prior the end of the consulting period, the obligations referenced in clauses (i), (ii), (iii), (iv) and (v) above shall, to the extent not already paid or received, become due.

The Retirement Agreement terminates, effective June 30, 2014, Mr. Franklin’s Amended and Restated Severance Agreement dated March 15, 2011, but Mr. Franklin’s Employment Restrictions Agreement dated March 15, 2011 (containing non-competition and non-solicitation covenants, among other things), remains in effect, extended by the duration of his consulting period.  In addition, payments under the Retirement Agreement are conditioned upon Mr. Franklin’s execution of a mutual release of claims agreement.

Severance Agreements

On June 7, 2013, the Company entered into a severance agreement (the “Severance Agreement”) with each of six of its officers:  Douglas C. Shepard (the Company’s Executive Vice President and Chief Financial Officer), Robert L. R. Munden (the Company’s Senior Vice President, General Counsel & Secretary), and the following Vice Presidents of the Company:  Brian J. Dames, Jeannine L. Falcone, Andrew P. Harrison and Robert A. Paul.  Each Severance Agreement has a term of five years, and provides that if the Company terminates such officer other than (i) by reason of such officer’s death or disability, or (ii) for cause (as defined therein) then, subject to the receipt of a release satisfactory to the Company, (a) the Company shall pay such officer a lump sum cash payment equal to 1.5 times such officer’s then-current annual base salary; (b) for a period of up to 18 months, the Company will reimburse such officer for healthcare coverage as then elected to the extent such costs exceed his or her employee contribution prior to the termination date; and (c) all outstanding, unvested shares of time vesting restricted common stock held by such officer shall automatically become fully vested.  Each Severance Agreement further provides that if the officer is employed by the Company or one of its subsidiaries on July 1, 2014, then the Company shall pay such officer a one-time retention bonus in an amount equal to 30% of such officer’s then-current base salary.

Each Severance Agreement extends, in circumstances when severance payments are made, the non-competition and non-solicitation covenants contained in any Employment Restrictions Agreement between the officer and the Company, and includes a clawback provision applicable to incentive compensation within the meaning of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations promulgated thereunder, including any applicable stock exchange rules.  If one of the officers listed above is party to an Amended and Restated Severance Agreement with the Company that provides for payments and benefits upon certain terminations of employment in connection with a change in control and a termination event triggers payment under that agreement, then no payments will be made under the Severance Agreement described above.

The foregoing descriptions of the Employment Agreement, Retirement Agreement and the Severance Agreements do not purport to be complete descriptions of such agreements, and are qualified in their entirety by reference to the full text of such agreements, each of which is filed as an exhibit to this Form 8-K and incorporated by reference in this Item 5.02.

Item 7.01                                           Regulation FD Disclosure.

A copy of the press release announcing certain of the matters described under Item 5.02 is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits.                            The following exhibits are being filed or furnished herewith:

Exhibit No.	Description

10.1	Employment Agreement between Harte-Hanks, Inc. and Robert A. Philpott dated June 8, 2013

10.2	Non-Qualified Stock Option Agreement between Harte-Hanks, Inc. and Robert A. Philpott

10.3	Restricted Stock Award Agreement between Harte-Hanks, Inc. and Robert A. Philpott

10.4	Performance Unit Award Agreement between Harte-Hanks, Inc. and Robert A. Philpott

10.5	Retirement & Consulting Agreement between Harte-Hanks, Inc. and Larry D. Franklin dated June 7, 2013

10.6	Form of Severance Agreement between Harte-Hanks, Inc. and certain of its officers

99.1	Press Release of Harte-Hanks, Inc. dated June 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte-Hanks, Inc.

Dated: June 11, 2013

By:	/s/ Douglas C. Shepard
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Harte-Hanks, Inc. and Robert A. Philpott dated June 8, 2013

10.2	Non-Qualified Stock Option Agreement between Harte-Hanks, Inc. and Robert A. Philpott

10.3	Restricted Stock Award Agreement between Harte-Hanks, Inc. and Robert A. Philpott

10.4	Performance Unit Award Agreement between Harte-Hanks, Inc. and Robert A. Philpott

10.5	Retirement & Consulting Agreement between Harte-Hanks, Inc. and Larry D. Franklin dated June 7, 2013

10.6	Form of Severance Agreement between Harte-Hanks, Inc. and certain of its officers

99.1	Press Release of Harte-Hanks, Inc. dated June 11, 2013